UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/26/2006

ASG Consolidated LLC
(Exact name of registrant as specified in its charter)

Commission File Number:  333-123636

Delaware	20-1741364
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2025 First Avenue, Suite 900
Seattle, Washington 98121
(Address of principal executive offices, including zip code)

(206) 374-1515
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.02.    Termination of a Material Definitive Agreement

The disclosure set forth below under Item 8.01 (Other Events) is incorporated by reference to this Item 1.02.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth below under Item 8.01 (Other Events) is incorporated by reference to this Item 2.03.

Item 8.01.    Other Events

As previously reported by the Registrant in its Form 8-K filed with the Securities and Exchange Commission ("SEC") on March 30, 2006, the Registrant's wholly-owned subsidiary, American Seafoods Group LLC ("ASG"), called for redemption, to occur on April 27, 2006, of all of its 10 1/8% Senior Subordinated Notes due 2010 (the "2010 Notes"). The 2010 Notes were originally issued under the Indenture, dated as of April 18, 2002, among ASG, American Seafoods Finance, Inc. (formerly known as American Seafoods, Inc.), the guarantors party thereto and Wells Fargo Bank, National Association (formerly known as Wells Fargo Bank Minnesota, National Association), as Trustee, as previously amended and supplemented.

ASG redeemed and retired the 2010 Notes on April 27, 2006. The aggregate redemption price paid by ASG was $184.5 million.

In order to fund the redemption, ASG borrowed approximately $180.0 million as a Tranche B-2 Term Loan and approximately $4.5 million under its revolving credit facilities pursuant to its Third Amended and Restated Credit Agreement dated as of October 6, 2005, the terms of which are described in the Registrant's Form 8-K filed with the SEC on October 7, 2005. The borrowing occurred on April 26, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASG Consolidated LLC

Date: April 27, 2006	By:	/s/ Brad Bodenman
Brad Bodenman
Chief Financial Officer